EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-109716 of Sontra Medical Corporation on Form S-3 of our report, dated January 31, 2003, included in the Annual Report on Form 10-KSB of Sontra Medical Corporation for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ WOLF & COMPANY, P.C.
Wolf & Company, P.C.

Boston, Massachusetts

November 26, 2003